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                                                                    Exhibit 3.2

                                     BY-LAWS

                                       OF

                             TEMPLATE SOTWARE, INC.,
                             A VIRGINIA CORPORATION



                                   ARTICLE 1.

                            Meetings of Shareholders.

         1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

         1.2 Annual Meetings. The date and time of the annual meeting of the shareholders for the election of Directors and transaction of such other business as may come before the meeting shall be fixed by the President or the Board of Directors, but if no such date and time is fixed by the President or the Board of Directors, the annual meeting shall be held in each year on the third Tuesday in May, at 10:00 a.m. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

         1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer or the President (if he is also the Chief Executive Officer) or by a majority of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         1.4 Notice of Meetings. A written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or
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by proxy or if notice is waived in writing by those not present, either before or after the meeting.

         1.5 Quorum. Except as otherwise required by the Articles of Incorporation, any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

         1.6 Telephonic Meetings. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this paragraph shall constitute presence in person at a meeting.

         1.7 Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy (70) days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

         1.8 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting in his discretion. Inspectors, if so appointed, shall have such duties as may be determined by the Chairman, which duties may include opening and closing the polls, receiving and taking charge of proxies and ballots, and deciding questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

         1.9 Shareholder Proposals.

                  (a) To be properly brought before an annual meeting of shareholders, business may be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than ninety (90) days in advance of the annual meeting. A shareholder's notice to the Secretary shall set forth as to


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each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If a shareholder complies with the provisions of this Section 1.8, the Board of Directors may allow such matter to be brought before the meeting, in its discretion.


                  (b) In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 1.8, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

                  (c) No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.8, provided, however, that nothing in this Section 1.8 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

                                   ARTICLE 2.

                                   Directors.

         2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

         2.2 Number of Directors. The number of Directors constituting the Board of Directors shall be established from time to time by resolution of the Board of Directors, but shall be not less than three (3) nor more than fifteen (15). At any regular or special meeting called for that purpose, the Board of Directors may by affirmative vote of a majority of the members of the Board of Directors establish, increase or decrease the number of Directors, provided that the tenure of office of an incumbent Director shall not be affected by any decrease in the number of Directors. As set forth in the Articles of Incorporation, the Board of Directors shall be divided into three Classes. Directors need not be shareholders of the Corporation.

         2.3 Election of Directors; Vacancies; Quorum.

                  (a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.


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                  (b) Any vacancy occurring on the Board of Directors by reason of death, disability, resignation, removal or otherwise, shall be filled by action of a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of Directors shall be filled by action of a majority of the members of the Board of Directors. Any Director elected by the Board of Directors shall serve until the next annual meeting of shareholders. If there are not Directors in office, then an election of Directors may be held in accordance with the Virginia Stock Corporation Act.

                  (c) A majority of the number of Directors prescribed in these By-laws shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

         2.4 Meetings of Directors. An annual meeting of the Board of Directors shall be held on the date of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer (if he is also a director) or the President (if he is also a director and serves as the Chief Executive Officer), or a majority of the Directors. The Secretary or officer performing the Secretary's duties shall give 30 days written notice of each regular quarterly meeting and not less than twenty-four (24) hours' notice by letter, telegraph or telephone (or in person) of any special meeting of the Board of Directors. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

         2.5 Telephonic Meetings. Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

         2.6 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

         2.7 Nominations. Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as


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Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE 3.

                                   Committees.

         3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may elect an Executive Committee which shall consist of not less than three (3) Directors, which shall include the Chief Executive Officer (if he is also a director), or the President (if he is also the Chief Executive Officer and a director). When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to (i) approve or recommend to shareholders action that the Virginia Stock Corporation Act requires to be approved by shareholders; (ii) fill vacancies on the Board or on any of its committees; (iii) amend the Articles of Incorporation pursuant to
Section 13.1-706 of the Virginia Code or adopt, amend, or repeal the By-laws;
(iv) approve a plan of merger not requiring shareholder approval; (v) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (vi) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, other than within limits specifically prescribed by the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.


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         3.2 Finance Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may elect a Finance Committee which shall consist of not less than three Directors. The Finance Committee shall consider and report to the Board with respect to plans for corporate expansion, capital structure and long-range financial requirements.
The Committee shall also consider and report to the Board with respect to such other matters relating to the financial affairs of the Corporation as may be requested by the Board or the appropriate officers of the Corporation. The Committee shall report periodically to the Board of Directors on all action which it may have taken.

         3.3 Audit Committee. The Board of Directors shall designate annually an Audit Committee which shall consist of three or more directors whose membership on the Audit Committee shall meet the requirements set forth in the rules of the Nasdaq National Market System or any securities exchange on which the Corporation's Securities are traded, as amended from time to time. Vacancies in the Committee shall be filled by the Board of Directors with directors meeting the requirements set forth above, giving consideration to continuity of the Committee, and members shall be subject to removal by the Board at any time. The Committee may, by resolution, fix its own rules of procedure and a majority of the members serving shall constitute a quorum. The Committee shall review the reports and minutes of any audit committees of the Corporation's subsidiaries. The Committee shall review the Corporation's financial reporting process, including accounting policies and procedures. The Committee shall examine the report of the Corporation's outside auditors, consult with them with respect to their report and the standards and procedures employed by them in their audit, report to the Board the results of its study and recommend the selection of auditors for each fiscal year.

         3.4 Compensation Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may elect a Compensation Committee which shall consist of not less than three Directors, a majority of whom shall not be officers of the Corporation. The Compensation Committee shall have the authority to determine compensation for the Corporation's executive officers, including salaries, any fringe benefits, bonus plans or deferred compensation and to administer any stock option or equity incentive plans adopted by the Corporation.

         3.5 Other Committees. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than three Directors; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

         3.6 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.


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         3.7 Quorum and Manner of Acting. A majority of the members of any
Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

         3.8 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

         3.9 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

         3.10 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled upon the vote of a majority of the Directors.

                                   ARTICLE 4.
                                    Officers.

         4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board, a Chief Executive Officer, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The Chairman of the Board, if any, shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine.

         4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

         4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to cooperate with the Corporation in obtaining a bond for the faithful performance of his duties as the Board may see fit.

         4.4 Chairman and Vice Chairman of the Board. The Chairman of the Board, if there be one, shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall


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be present. The Chairman of the Board and the Vice Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

         4.5 Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the Chief Executive Officer, if one is elected, shall act as the general manager and shall have general supervision, direction and control of the business affairs of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have general charge of the property of the Corporation and shall supervise and control all officers, agents and employees of the Corporation.

         4.6 Duties of the President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall have designated another officer to be the Chief Executive Officer of the Corporation. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairman of the Board or the Vice Chairman, the President shall have the general powers and duties and supervision and management usually vested in the office of the President of a corporation. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. In the absence of the Chairman, the Vice-Chairman of the Board or the Chief Executive Officer, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

         4.7 Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors.

         4.8 Duties of the Treasurer. The Treasurer shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. In the absence of a Vice President of Finance, the Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors and shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the


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preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Finance Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         4.9 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

         4.10 Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any are appointed, shall be elected and shall have such powers and perform such duties as shall be assigned to them, respectively, by the directors. Such Assistant Treasurers and Assistant Secretaries shall, in the absence of the Treasurer or Secretary, respectively, or in the event of their inability or refusal to act, perform the duties and exercise the powers of the Treasurer or Secretary, as the case may be.

         4.11 Compensation. The Compensation Committee, if appointed, shall have the authority to fix the compensation of all officers of the Corporation. If no Compensation Committee is appointed, the Board of Directors shall have authority to fix the compensation of all officers of the Corporation.


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                                   ARTICLE 5.

                                 Capital Stock.

         5.1 Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

         5.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

         5.3 Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

         5.4 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless


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the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                   ARTICLE 6.

                            Miscellaneous Provisions.

         6.1 Seal. The seal of the Corporation, if any, shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

         6.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors or any Committee thereof to whom the Board of Directors shall have designated such responsibility.

         6.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         6.4 Amendment of By-laws. Unless proscribed by the Articles of Incorporation, these By-laws may be amended or altered by the Board of Directors. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

         6.5 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.


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                                   ARTICLE 7.

                               Emergency By-laws.

         The Emergency By-laws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these By-laws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency by-laws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency By-laws, the By-laws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency By-laws shall cease to be operative unless and until another such emergency shall occur.

         During any such emergency:

                  (a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section 2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

                  (b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of the By-laws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

                           (i) Any persons that are designated on a list that
shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

                           (ii) Vice-Presidents not already serving as
Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

                           (iii) All other officers of the Corporation in the
order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and


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                  (c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

                  (d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

         No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency By-laws.

         These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.




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